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                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION

                                 FOUNTAIN PLACE
                          1445 ROSS AVENUE, SUITE 3200        AUSTIN, TEXAS
                                DALLAS, TX 75202              (512) 499-3800

                                 (214) 855-4500               HOUSTON, TEXAS
                            TELECOPIER (214) 855-4300         (713) 951-3300

                                                            SAN ANTONIO, TEXAS
                                                              (210) 246-5000

                                                             WASHINGTON, D.C.
                                                              (202) 326-1500

WRITER'S DIRECT DIAL NUMBER

                               February 7, 1997



Pillowtex Corporation
4111 Mint Way
Dallas, Texas  75237


     RE: MATERIAL FEDERAL INCOME TAX CONSEQUENCES ANTICIPATED TO RESULT FROM CERTAIN TRANSACTIONS BETWEEN PILLOWTEX CORPORATION ("REGISTRANT") AND HOLDERS OF ITS 10% SENIOR SUBORDINATED NOTES DUE 2006.

Gentlemen:


     Registrant filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (the "REGISTRATION STATEMENT") on December 12, 1996, on Form S-4 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Such Registration Statement has been subsequently amended. The Registration Statement was filed in connection with the issuance of $125,000,000 of 10% Senior Subordinated Notes Due 2006 of Registrant ("NEW NOTES") pursuant to an offer to exchange (the "EXCHANGE OFFER") the New Notes for $125,000,000 of 10% Senior Subordinated Notes Due 2006 of the Registrant ("OLD NOTES"). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     Jenkens & Gilchrist, a Professional Corporation (the "FIRM"), has acted as counsel to Registrant in connection with the Exchange Offer. You have requested our opinion set forth below regarding the material federal income tax consequences of the Exchnge Offer. Section I of this letter (the "OPINION LETTER") contains the Firm's opinion. Section II of this Opinion Letter contains limitations on the opinion.

                               I.  OPINION

     We have reviewed all authorities as of the date hereof relevant to the material federal income tax consequences of the Exchange Offer. Based upon our analysis of the

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                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION



Pillowtex Corporation
February 7, 1997
Page 2

foregoing authorities and subject to the limitations set forth in Section II, the Firm is of the opinion that its opinion contained in the section of the Registration Statement entitled "Certain Federal Income Tax Consequences" are the material federal income tax consequences of the Exchange Offer. The disclosures contained in the section of the Registration Statement entitled "Certain Federal Income Tax Consequences" address fairly the material federal income tax considerations of the Exchange Offer discussed therein.


                              II.  LIMITATIONS

     1. Except as otherwise indicated, the opinion set forth in Section I is based upon the Internal Revenue Code of 1986, as amended, and its legislative history, the regulations promulgated thereunder, judicial decisions and current administrative rulings and practices of the Internal Revenue Service ("IRS"), all as in effect on the date of this Opinion Letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this Opinion Letter. There is no assurance that legislative history, judicial or administrative changes will not occur to reflect any developments that may occur after the date of this Opinion Letter.

     2. The opinion set forth in Section I is not binding on the IRS or the courts and is dependent upon and specifically conditioned on the accuracy of the representations contained in the Certificates signed by an officer of Registrant and attached hereto as Exhibit "A". The Firm has relied upon these representations and any inaccuracy in the representations could adversely affect the opinion stated in Section I.


     3. In connection with this opinion, the Firm has examined and is familiar with originals or copies, certified or otherwise identified, of such documents and records and such statutes, regulations and other instruments as it deemed necessary or advisable for the purposes of this opinion, including the Registration Statement. The Firm has assumed that all signatures on all documents presented to it are genuine, that all documents submitted to it as originals are originals thereof, that all information submitted to it was accurate and complete, and that all persons executing and delivering original or copies of documents examined by it were competent to execute and deliver such documents. Additionally, we have assumed that all transactions detailed in the Registration Statement will be completed in the manner described therein.


     4. The Firm is expressing its opinion only as to those matters expressly set forth in Section I. No opinion should be inferred as to any other matters.


     5. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category


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                               JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION



Pillowtex Corporation
February 7, 1997
Page 3

of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                           Respectfully submitted,

                                           Jenkens & Gilchrist,
                                           A Professional Corporation



                                           By: /s/ Patrick E. Mitchell
                                               -------------------------------
                                               Patrick E. Mitchell, for the Firm






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                                   EXHIBIT A
                             PILLOWTEX CORPORATION
                                  CERTIFICATE

     PILLOWTEX CORPORATION, a Texas corporation (the "Company") hereby certifies that the statements set forth below to be true and correct as of the date hereof. The undersigned understand that Jenkens & Gilchrist, a Professional Corporation, is relying upon the validity of the statements set forth below as a factual basis for rendering certain tax opinions (the "Tax Opinion") regarding the material federal income tax consequences of exchanging the Company's issued and outstanding 10% Senior Subordinated Noted Due 2006 ("Old Notes") for the Company's newly issued 10% Senior Subordinated Notes Due 2006 ("New Notes") pursuant to the Exchange Offer, as defined in the Registration Statement. All capitalized terms herein shall have the same meaning given to them in the Tax Opinion.

     1. To the best knowledge of the Company, prior to and on the date the New Notes are issued, the possibility of the payment of Liquidated Damages, as defined in the Registration Statement, on the Old Notes is remote.

     IN WITNESS WHEREOF, Pillowtex Corporation has executed this Certificate as of this 6th day of February, 1997.

                                         PILLOWTEX CORPORATION


                                         By:    /s/ Jeffrey D. Cordes
                                                ------------------------------
                                         Name:  Jeffrey D. Cordes
                                                ------------------------------
                                         Title: Executive Vice President
                                                ------------------------------
                                         Date:  February 6, 1997
                                                ------------------------------